EXHIBIT 21.1


                    GLOBAL MARINE INC. AND SUBSIDIARIES
                         as of February 22, 1994


                             STATE OR OTHER    PERCENT OF VOTING
                             JURISDICTION       STOCK OWNED BY
NAME OF COMPANY              INCORPORATION      IMMEDIATE PARENT

Global Marine Inc.              Delaware               -
Applied Drilling
  Technology Inc.                Texas                100%
Arctic Systems Ltd.              Canada               100%
Challenger Minerals Inc.        California            100%
WO Offshore, Inc.                Texas                 50%
Global Marine Adriatic Inc.      Delaware             100%
Global Marine Arctic Ltd.        Canada               100%
Global Marine B.V.           The Netherlands          100%
Global Marine Baltic Inc.       Delaware              100%
Global Marine Bismarck
   Sea Inc.                     Delaware              100%
Global Marine Capital
   Investments Inc.             Delaware              100%
Global Marine Corporate
   Services Inc.                California            100%
Global Marine Deepwater
   Drilling Inc.                Delaware              100%
Global Marine Australia Inc.     Delaware             100%
Global Marine West Africa Inc.   Delaware             100%
Petdrill, Inc.                   Delaware             100%
Global Marine Drilling B.V.    The Netherlands         100%
Global Marine Drilling Company   California           100%
Global Marine Caribbean, Inc.    California           100%
Global Marine Development Inc.   California           100%
Global Marine do Brasil
   Perfuracoes                     Brazil              50%  (1)
Global Marine Drilling Services  California           100%
Global Dolphin Drilling
    Company Private Limited         India              40%
Global Marine Europa Limited       Bermuda            100%
Global Marine Drilling
   Malaysia) Sdn. Bhd.             Malaysia           100%
Global Marine North Sea Inc.       Delaware           100%
Global Marine Oil & Gas Company    Delaware           100%
Global Marine U.K. Limited         Scotland           100%
Global Offshore Drilling Ltd.      Nigeria             60%
GMI International Finance N.V.  Netherlands Antilles       100%
Intermarine Services Inc. (2)       Texas             100%
Marican Offshore Drilling
   Services, Inc.                    Canada           100%
Reliable Insurance Group Limited     Bermuda          100%


(1) The remaining 50% of the voting stock is owned directly by Global Marine Inc.

(2) Does business in Louisiana under the name Intermarine
Services, Inc. of Texas.